POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Brasil Warrant Administração de Bens e Empresas S.A. (the “Company”) does hereby make, constitute and appoint Alfredo Althen Schiavo, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company pursuant to the Securities Exchange Act of 1934 (as amended, the “Act”), which may be required of the Company with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto said Attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said Attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force with respect to the Attorney-in-fact until revoked by written instrument, or earlier in the event the Attorney-in-fact ceases to be a director or employee of the Company or one of its affiliates or ceases to perform the function in connection with which he or she was appointed Attorney-in-fact. The Company has the unrestricted right unilaterally to revoke this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of April 9, 2024.

Signed and acknowledged:
/s/ Marcia Maria Freitas de Aguiar Marcia Maria Freitas de Aguiar Title: Executive Officer
/s/ João Moreira Salles João Moreira Salles Title: Executive Officer